CONTRACT FOR SERVICE

This AGREEMENT is made and entered into as of July 1, 2010 by and between TechMedia Advertising, Inc.  (“TechMedia ” or the “Company”), having its principle office at 62 Upper Cross Street #04-01, Singapore 058353 and Mr. Joseph Noel, (hereinafter called “Consultant”), an individual having his principal place of business at 1155C Arnold Drive, Suite 168, Martinez, Ca 94553.

Preliminary Statement

1.	TechMedia Advertising, Inc. proposes to use the service of Consultant and/or his firm, Emerging Growth Research, LLC for such activities as mutually agreed to between the parties.

2.	Consultant, by reason of knowledge, education, and/or experience, is capable of rendering and does desire to render the services as described in paragraph 1 below;

Terms and Conditions

1.	Services to be Rendered

Consultant shall render to TechMedia, a professional investor and public relations services and advice of such nature, for such purposes, and at such times as are mutually agreed upon by the parties.  The Statement of Work for Consultant’s services is listed in the below paragraphs and is made a part of this Agreement.  Consultant shall not modify any provisions of this Agreement without prior written consent of the Company.

Consultant shall render all services as an independent contractor and shall not be considered an employee of the Company for any purpose.  Any and all insurance that Consultant may desire shall be obtained and provided by Consultant without cost or other obligation to the Company.

2.	Term

The consulting services provided under this Agreement shall be performed, when required by TechMedia, during the period from July 1, 2010 to on or about December 31, 2010.   This may be extended for additional 180-day periods, if agreed upon by both parties in writing thirty (30) days prior to the expiration of the initial term.

1155C Arnold Drive Suite 168, Martinez, CA 94553
Tel: (925) 922-2560 / Email: joe@joenoelstocks.com

The Company has the option to cancel this contract at its discretion if management believes consultant is not meeting the requirements outlined.  If management exercises this option, additional payment of shares will be forfeited by consultant.

3.	Program Costs

Costs pertaining to the above outlined items are outlined above.

4.	Compensation

The standard, required cash based component for implementation of the program shall be forgone by Consultant in return for stock based compensation only.  The stock component for implementation of the program is 200,000 restricted shares. The first 100,000 shares to be delivered to the Consultant within a reasonable time frame upon signing this Agreement and the remaining 100,000 shares 3 months thereafter.

5.	Notices

All notices required or permitted pursuant to this Agreement shall be deemed given if and when personally delivered in writing to the party or its designated agent or representative, or if and when mailed by United States Mail, registered or certified mail, return receipt request, postage prepaid, and properly addressed.  All notices shall be addressed:

To: TechMedia Advertising, Inc. at 62 Upper Cross Street #04-01, Singapore 058353

Attention:  Mr. Johnny Lian

To Consultant:  1155C Arnold Drive Suite 168, Martinez, Ca 94553

Attention:  Joseph Noel

Each party may specify a different address for receipt of such notices by giving the other party at least fifteen (15) days written notice thereof.

6.	Indemnification

Consultant shall defend, indemnify and hold harmless TechMedia, its officers, employees, and agents, from any and all damage, losses, obligations, liabilities, claims deficiencies, costs, and expenses of every nature and kind incurred by the Company that are in whole or in part cause by or alleged to be caused by acts or omissions of Consultant, its officers, employees, agents, subcontractors, and lower-tier subcontractors arising out of or relation to Consultant’s work under this Agreement.

Emerging Growth Research, LLC
San Francisco, CA

7.	Laws and Regulations

Consultant shall comply with all applicable federal, state, and local laws and regulations and all applicable orders and regulations of the executive and other departments, agencies, and instrumentalities of the United States.  Consultant shall further comply with TechMedia’s policies that may be in effect during the term of the Agreement and which are incorporated by reference as though fully set forth herein.  Consultant shall indemnify the Company in accordance with paragraph 6 for any and all damages, losses, obligations, liabilities, claims, deficiencies, costs, and expenses that may result from Consultant’s breach of this paragraph.

8.	Applicable Taxes

All taxes applicable to any amounts paid by the Company to the Consultant under this Agreement will be the Consultant’s liability and the Company shall not withhold nor pay any amounts for federal, state, or municipal income tax, social security, unemployment or worker’s compensation.

9.	Confidential and Proprietary Information

Consultant may not use non-public, confidential, proprietary, or trade secret information obtained from or furnished by TechMedia for any purpose other than providing services required under this Agreement.  Consultant will not duplicate, disclose, or divulge such information without the express prior written consent of the Company.  Information need not be marked to be considered non-public, confidential, proprietary, or trade secret information.

Consultant agrees to take reasonable steps to prevent the unauthorized disclosure of such information, including but not limited to initiating and pursuing court proceedings seeking to prevent unauthorized disclosure by Consultant’s officers, employees, agents, subcontractors, or lower-tier subcontractors.  Consultant shall return to the Company all documents comprising, reflecting, or relating to such non-pubic, confidential, proprietary, or trade secret information, including any such documents developed or prepared by Consultant, promptly upon completion of services required under the Purchase Order or termination of this Agreement, whichever is earlier.

10.	Data and Copyrights

All data developed, prepared, or originated by Consultant in the performance of services under this Agreement and all data delivered to TechMedia in connection with the performance of services under this Agreement shall be the exclusive property of the Company.  TechMedia shall own all copyrights for such data and have the unlimited right to use, reproduce, disclose, publish, translate, or deliver such data in any manner whatsoever and to authorize others to do so without any additional compensation due from the Company.  Consultant shall not include among data delivered to the Company any data that is or will be copyrighted unless Consultant provides TechMedia with the written permission of the copyright holder for the Company to use such data in the manners provided in this Agreement without any additional compensation due from which it may be recorded.  Data includes but is not limited to technical data, computer software, writings, designs, specifications, sound recording, video recordings, pictorial reproductions, drawings or other graphic representations, and works of any similar nature.

Emerging Growth Research, LLC
San Francisco, CA

Consultant hereby grants the Company full and exclusive right, title, and interest throughout the world in all inventions, improvement, or discoveries conceived or made in the performance of services under this Agreement.  Consultant shall promptly furnish and provide the Company with complete information in this regard and shall execute all documents, including assignments in the form specified by TechMedia .

11.	Conflict of Interest

Consultant represents that it has not been engaged or employed by another company to perform services in connection with or relation to the same requirements that are the subject matter of the prime contract.  If Consultant has had access to any non-public, confidential, proprietary, or trade secret information obtained from or furnished by TechMedia with respect to the subject matter of the prime contract, Consultant shall not accept employment with or by any competitor of TechMedia  with respect to the subject matter of the prime contract without obtaining written authorization of the Company in advance.

12.	Disagreements

Except for disagreements or disputes relating to paragraphs 9, 11 and 13 of this Agreement, the Parties shall attempt to resolve all disagreements or disputes relating to the subject matter of this Agreement informally.  If Consultant disagrees with a determination made by TechMedia with respect to a dispute subject to this paragraph, Consultant shall reduce its disagreement to writing and forward the writing to the Company within fifteen (15) days of TechMedia ’s determination.  In the absence of such notice by Consultant, the Company’s determination shall be final and conclusive.  If Consultant submits such a notice, the Company will have fifteen (15) days to affirm or reconsider its original determination.  No court or other action may be initiated relating to a dispute subject to this paragraph unless and until this informal dispute resolution process has been completed.

Pending a final resolution of any dispute relating to the subject matter of this Agreement, Consultant shall diligently proceed with the performance of this Agreement until the Company directs Consultant not to perform.

Emerging Growth Research, LLC
San Francisco, CA

13.	Specific Performance

Consultant acknowledges that a violation of the requirement of paragraphs 9 or 11 of this Agreement would cause irreparable harm and damage to TechMedia, and that the monetary amount of such damages would be impossible to ascertain.  Accordingly, Consultant agrees that the Company is entitled to specific enforcement of such requirements and TechMedia is entitled to obtain an injunction from any court of competent jurisdiction enjoining and restraining violations of paragraphs 9 or 11.  These remedies are in addition to and cumulative with other remedies and damages available to the Company.  Items subject to this paragraph are not subject to the informal resolution requirements in paragraph 12 of this Agreement.

14.	Headings

The heading included herein are inserted only for convenience and reference and in no way define, limit, or describe the scope of this Agreement of the intent of any of its provisions.

15.	Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A.

16.	Entire Agreement

This Agreement supersedes all written or oral agreements, if any, and represents the entire Agreement between the parties.  This Agreement may be modified only by the express written consent of both the Company and Consultant.

17.	Severability

If any provision of this Agreement shall be determined to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect.

18.	Survival

The provisions of paragraphs 6, 9, 10, 11, and 12 shall survive completion or termination of this Agreement.

Emerging Growth Research, LLC
San Francisco, CA

19.	Execution of Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TechMedia Advertising, Inc.

Signature:	/s/ Johnny Lian Tian Yong

By:	Johnny Lian Tian Yong

Title:	President and Director

Date:	July 1, 2010

CONSULTANT

Signature:	/s/ Joseph Noel

By:	Joseph Noel

Date:	July 1, 2010

Emerging Growth Research, LLC
San Francisco, CA